UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2023

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on April 21, 2023, Accelerate Diagnostics, Inc. (the “Company”) entered into a Restructuring Support Agreement with (i) certain holders of the Company’s 2.50% Convertible Senior Notes due 2023 (the “Old Convertible Notes”) (together with holders that subsequently execute a Joinder or Transferee Agreement (each as defined in the Restructuring Support Agreement)), (ii) the holders (together with any holders that subsequently execute a Transferee Agreement) of claims arising from that certain Secured Promissory Note, dated as of August 15, 2022 and (iii) the holders (together with any holders that subsequently execute a Transferee Agreement) of the Company’s Series A Preferred Stock.

In connection with the Restructuring Support Agreement, holders of no less than 99% in principal amount of the Old Convertible Notes are required to execute and participate in the Exchange and Purchase Agreement (the “Consent Condition”), and the Consent Condition shall have occurred no later than May 12, 2023 (the “Consent Condition Milestone”). On May 12, 2023, the Company and the Required Consenting Noteholders (as defined in the Restructuring Support Agreement) agreed to extend the Consent Condition Milestone to no later than 11:59 P.M. (Eastern Daylight Time) on May 16, 2023. On May 16, 2023, the Company and the Required Consenting Noteholders agreed to further extend the Consent Condition Milestone to no later than 11:59 P.M. (Eastern Daylight Time) on May 19, 2023. On May 19, 2023, the Company and the Required Consenting Noteholders agreed to further extend the Consent Condition Milestone to no later than 11:59 P.M. (Eastern Daylight Time) on May 23, 2023. On May 23, 2023, the Company and the Required Consenting Noteholders agreed to further extend the Consent Condition Milestone to no later than 11:59 P.M. (Eastern Daylight Time) on May 26, 2023. On May 26, 2023, the Company and the Required Consenting Noteholders agreed to further extend the Consent Condition Milestone to no later than 11:59 P.M. (Eastern Daylight Time) on May 31, 2023. On May 31, 2023, the Company and the Required Consenting Noteholders agreed to further extend the Consent Condition Milestone to no later than 11:59 P.M. (Eastern Daylight Time) on June 2, 2023. On June 2, 2023, the Company and the Required Consenting Noteholders agreed to further extend the Consent Condition Milestone to no later than 11:59 P.M. (Eastern Daylight Time) on June 6, 2023.

Also in connection with the Restructuring Support Agreement, the Company agreed to (A) close the Restructuring Transactions (as defined in the Restructuring Support Agreement) (such date, the “Out-of-Court Effective Date”) or (B) begin solicitation of a prepackaged plan of reorganization to effectuate the Restructuring Transactions through Chapter 11 Cases (as defined in the Restructuring Support Agreement), by no later than June 2, 2023 (the “Out-of-Court Effective Date and Plan Solicitation Milestone”). On May 26, 2023, the Company, Required Consenting Noteholders, Required Consenting Preferred Shareholders (as defined in the Restructuring Support Agreement) and Required Consenting Senior Secured Lenders (as defined in the Restructuring Support Agreement) agreed to modify the Out-of-Court Effective Date and Plan Solicitation Milestone so that (a) the Out-of-Court Effective Date must occur no later than June 2, 2023 at 11:59 P.M. (Eastern Daylight Time) or (b) solicitation of the Plan (as defined in the Restructuring Support Agreement) must occur no later than 11:59 P.M. (Eastern Daylight Time) on June 9, 2023. On June 2, 2023, the Company, Required Consenting Noteholders, Required Consenting Preferred Shareholders and Required Consenting Senior Secured Lenders agreed to further modify the Out-of-Court Effective Date and Plan Solicitation Milestone so that (a) the Out-of-Court Effective Date must occur no later than June 6, 2023 at 11:59 P.M. (Eastern Daylight Time) or (b) solicitation of the Plan (as defined in the Restructuring Support Agreement) must occur no later than 11:59 P.M. (Eastern Daylight Time) on June 13, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ David Patience David Patience Chief Financial Officer